                         SCHEDULE 14A
                        (Rule 14a-101)
           INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                             Commission Only (as Permit-
                                             ted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       OUTBACK STEAKHOUSE, INC.
             (Name of Registrant as Specified in its Charter)

  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act.
      Rules 14a-6(i)(4) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)   Proposed maximum aggregate value of transaction:

     (5)   Total fee paid:

[ ]   Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount Previously Paid:

     (2)   Form, Schedule or Registration Statement No.:

     (3)   Filing Party:

     (4)   Date Filed:

(LOGO)


                       OUTBACK STEAKHOUSE, INC.

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON APRIL 22, 1999



   Notice is hereby given that the Annual Meeting of Stockholders of OUTBACK STEAKHOUSE, INC. (the "Company") will be held at the Tampa Convention
Center, 333 South Franklin Street, Tampa, Florida, on Thursday, April 22, 1999 at 10:00 A.M., Tampa time, for the following purposes:

   1. To elect four directors, each to serve for a term of three years and until his or her successor is duly elected and qualified;

   2. To vote on a proposal to amend the Company's Amended and Restated Stock
      Option Plan to increase the number of shares of Common Stock for which options may be granted from 15,000,000 to 22,500,000, and to change the maximum number of shares of Common Stock for which options may be granted to any one individual from 900,000 over the term of the plan to 900,000 per year; and

   3. To transact such other business as may properly come before the meeting.

   Only stockholders of record at the close of business on February 26, 1999 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                    By Order of the Board of Directors



March 19, 1999                      JOSEPH J. KADOW
                                    Secretary

Stockholders who are unable to attend the meeting in person are urged to complete, date and sign the enclosed proxy and return it in the enclosed postage pre-paid envelope.

                      OUTBACK STEAKHOUSE, INC.
                       ------------------------
                           PROXY STATEMENT

   This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of OUTBACK STEAKHOUSE, INC., a Delaware corporation (the "Company"), to be held on Thursday, April 22, 1999 at 10:00 A.M., Tampa time, at the Tampa Convention Center, 333 South Franklin
Street, Tampa, Florida, and at any adjournment or postponement of the meeting.
The Notice of Annual Meeting, this statement and the accompanying proxy, together with the Company's Annual Report to Stockholders for the year ended
December 31, 1998 are first being sent to stockholders on or about
March 19, 1999.

   The close of business on February 26, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 74,314,968 shares of Common Stock, $.01 par value ("Common Stock"), each of which will be entitled to one vote. These share numbers and all share numbers throughout this Proxy Statement reflect the Company's 3-for-2 stock split paid in the form of a stock dividend on March 2, 1999 to holders of record on February 16, 1999.

                        ELECTION OF DIRECTORS

   The Board of Directors (the "Board") has fixed the number of directors of the Company, pursuant to the Company's Bylaws, at thirteen. The thirteen directors are divided into two classes of four directors each and one class of five directors. At the meeting, the stockholders will vote on the election of the four nominees named below, each to serve for a term of three years and until his or her successor is duly elected and qualified. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of directors. Consequently, the four nominees who receive the greatest number of votes will be elected as directors of the Company. Common Stock represented by proxies, unless otherwise specified, will be voted for the election of the four nominees named below.

   The following information identifies the persons nominated for election as a director and each director of the Company whose term of office will continue after the meeting.

                  Nominees for Election at the Annual Meeting
                                                           Director   Term
                       Name                          Age     Since   Expires
                       ----                          ---   --------  -------
Robert D. Basham.. . . . . . . . . . . . . . . .     51      1991     2002
W. R. Carey, Jr. . . . . . . . . . . . . . . . .     51      1992     2002
Nancy Schneid. . . . . . . . . . . . . . . . . .     40      1995     2002
Toby S. Wilt . . . . . . . . . . . . . . . . . .     54      1997     2002

Robert D. Basham . .    Founder, President and Chief Operating Officer
                        of the Company since its formation in 1991.

W. R. Carey, Jr. . .    President and Founder of Corporate Resource
                        Development, a sales and marketing
                        consulting and training firm since 1981.
                        Mr. Carey also serves as a director of Romac
                        International, Inc. and Didax, Inc.

Nancy Schneid. . . .    Vice President-Marketing of Outback
                        Steakhouse of Florida, Inc. ("OSF"), the
                        Company's predecessor and wholly owned
                        subsidiary, since 1991.

Toby S. Wilt . . . .    Chairman of Christie Cookie Company since
                        1989, and President of TSW Investment
                        Company since 1987. Mr. Wilt also serves as
                        a director of First American Corporation.

       Directors Whose Terms Will Continue After the Annual Meeting
                                                           Director  Term
                       Name                          Age     Since  Expires
                       ----                          ---   -------- -------
Paul E. Avery. . . . . . . . . . . . . . . . . .     39      1998    2001
John A. Brabson, Jr. . . . . . . . . . . . . . .     58      1992    2001
Charles H. Bridges . . . . . . . . . . . . . . .     68      1992    2001
Debbi Fields-Rose. . . . . . . . . . . . . . . .     42      1996    2000
Edward L. Flom . . . . . . . . . . . . . . . . .     69      1991    2000
J. Timothy Gannon. . . . . . . . . . . . . . . .     50      1991    2001
Robert S. Merritt. . . . . . . . . . . . . . . .     47      1992    2000
Lee Roy Selmon . . . . . . . . . . . . . . . . .     44      1994    2001
Chris T. Sullivan. . . . . . . . . . . . . . . .     51      1991    2000

Paul E. Avery. . . .    President of OSF since April 1997. From 1993
                        to 1997, Mr. Avery served as Senior Vice
                        President of OSF.

John A. Brabson, Jr.    Chairman of the Board of Lykes Bros. Inc.,
                        a privately owned holding company, since 1996.
                        From 1989 to 1996, Mr. Brabson served as Chairman,
                        Chief Executive Officer and President of Peoples
                        Gas System, Inc., a gas service utility company.

Charles H. Bridges      Vice President, Treasurer and director,
                        since 1993, of Matilda Management Company,
                        a private restaurant management company and
                        a former franchisee of the Company that
                        operated Outback Steakhouse(R) restaurants in
                        northern California.

Debbi Fields-Rose       Founder of Mrs. Fields, Inc., an
                        international franchisor and operator of
                        retail dessert stores, serving as Chairman
                        of the Board from 1992 to 1996.

Edward L. Flom . . .    Retired; until 1993, Chairman and Chief
                        Executive Officer of Florida Steel
                        Corporation, a steel manufacturer and
                        fabricator. Mr. Flom also serves as a
                        director of Teco Energy, Inc., a retail
                        electric service company.
J. Timothy Gannon       Founder and Senior Vice President of
                        the Company since its formation in 1991.

Robert S. Merritt       Senior Vice President-Finance, Chief
                        Financial Officer and Treasurer of the
                        Company since 1991.

Lee Roy Selmon . . .    Associate Athletic Director for External
                        Affairs, University of South Florida since
                        1993.

Chris T. Sullivan       Founder, Chairman and Chief Executive
                        Officer of the Company since its formation
                        in 1991. Mr. Sullivan also serves as a
                        director of Mannatech, Incorporated, which
                        develops and sells proprietary nutritional
                        supplements and topical products.

   The Board held five meetings in 1998. Each director attended 75% or more of the meetings of the Board and 100% of the committees of which he or she is a member. The Board has an Audit Committee and a Compensation Committee. The
Board does not have a Nominating Committee.

   The members of the Audit Committee are Messrs. Brabson, Carey, and Wilt and
Mrs. Fields-Rose. Mr. Carey serves as Chairman of the Audit Committee. The
Audit Committee held two meetings during 1998. The Audit Committee is responsible for reviewing the audit plans of the Company's independent auditors, evaluating the adequacy of and monitoring compliance with the Company's accounting policies and reviewing the Company's annual financial statements.

   The members of the Compensation Committee are Messrs. Bridges, Flom and
Selmon. Mr. Selmon serves as Chairman of the Compensation Committee. The
Compensation Committee held two meetings during 1998. The Compensation
Committee is responsible for establishing the compensation of executive officers, and benefits provided under the Company's Amended and Restated
Stock Option Plan.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table describes the beneficial ownership of the Company's
Common Stock as of March 3, 1999 (except as noted) by each person known to the
Company to beneficially own more than five percent of the Company's Common
Stock, each director, each nominee for election as a director, each executive officer, and all executive officers and directors as a group. All share numbers reflect the Company's 3-for-2 stock split paid in the form of a stock dividend on March 2, 1999 to holders of record on February 16, 1999.
                                                      Amount       Percent
                                                   Beneficially      of
               Name of Beneficial Owner              Owned (F1)     Class
               ------------------------           -------------   ---------
Chris T. Sullivan<F2><F3>. . . . . . . . . . . .  11,919,959       16.04%
Robert D. Basham<F2><F4> . . . . . . . . . . . .  11,753,090       15.81%
J. Timothy Gannon<F2><F5>. . . . . . . . . . . .  11,530,237       15.51%
Robert S. Merritt<F6>. . . . . . . . . . . . . .     239,090            *
Paul E. Avery<F7> .  . . . . . . . . . . . . . .     271,830            *
Joseph J. Kadow<F8>  . . . . . . . . . . . . . .      87,750            *
John A. Brabson, Jr.<F9> . . . . . . . . . . . .      40,675            *
Charles H. Bridges <F10> . . . . . . . . . . . .           0            *
W. R. Carey, Jr.<F11>. . . . . . . . . . . . . .      45,000            *
Debbi Fields-Rose<F12> . . . . . . . . . . . . .      45,000            *
Edward L. Flom<F13>. . . . . . . . . . . . . . .     129,328            *
Nancy Schneid<F14> . . . . . . . . . . . . . . .     127,276            *
Lee Roy Selmon<F15>. . . . . . . . . . . . . . .      45,000            *
Toby S. Wilt<F16>. . . . . . . . . . . . . . . .      45,000            *
Multi-Venture Partners, Ltd.<F2>.. . . . . . . .  11,530,237       15.51%
T. Rowe Price Associates, Inc.<F17>. . . . . . .   6,938,550        9.33%
FMR Corp. <F18>. . . . . . . . . . . . . . . . .   4,620,000        6.22%

All directors and executive officers as a group
  (14 persons) . . . . . . . . . . . . . . . . .  13,218,761       17.58%
________________________
*Less than one percent.

<F1> The named stockholders have sole voting and dispositive power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.

<F2> Multi-Venture Partners, Ltd. ("MVP") is an investment partnership formed by Chris T. Sullivan, Robert D. Basham and J. Timothy Gannon. Messrs.
     Sullivan, Basham and Gannon are the only limited partners in MVP and are the only members of MVP's sole general partner, SBG Investments, L.L.C. ("SBG"), a limited liability company. The management of MVP is controlled by SBG, which owns a .637% general partnership interest in MVP.
     Mr. Sullivan owns a 27.883% limited partner interest in MVP and 40% of the member interests in SBG; Mr. Basham owns a 50.367% limited partner interest in MVP
     and 40% of the member interests in SBG; and Mr. Gannon owns a 21.113% limited partner interest in MVP and 20% of the member interests in SBG.

<F3> Consists of (i) 11,530,237 shares owned by MVP; (ii) 346,938 shares owned by Sullivan Family Investments, Ltd., a family limited partnership of which Mr. Sullivan serves as general partner; and (iii) 2,568 shares owned by Mr. Sullivan's children for whom Mr. Sullivan serves as custodian.
     Mr. Sullivan shares voting and dispositive power with respect to Common
     Stock owned by MVP.

<F4> Includes 11,530,237 shares owned by MVP. Mr. Basham shares voting and dispositive power with respect to Common Stock owned by MVP.

<F5> Consists of 11,530,237 shares owned by MVP. Mr. Gannon shares voting and dispositive power with respect to Common Stock owned by MVP.

<F6> Consists of 194,059 and 45,000 shares underlying stock options that Mr.
     Merritt has the right to acquire at exercise prices of $0.19 and $17.59 per share, respectively. Does not include 817,500 shares underlying stock options that are not exercisable within 60 days of March 3, 1999.

<F7> Consists of 69,330, 112,500, 60,000, and 30,000 shares underlying stock options that Mr. Avery has the right to acquire at exercise prices of $0.65, $14.33, $17.67 and $15.00 per share, respectively. Does not include 210,000 shares underlying stock options that are not exercisable within 60 days of March 3, 1999.

<F8> Consists of 78,750 and 9,000 shares underlying stock options that
     Mr. Kadow has the right to acquire at exercise prices of $16.11 and $15.00 per share, respectively. Does not include 186,000 shares underlying stock options that are not exercisable within 60 days of March 3, 1999.

<F9> Consists of (i) 15,003 shares underlying stock options that Mr. Brabson has the right to acquire at an exercise price of $6.67 per share; and
     (ii) 1,500 shares owned by The John A. Brabson, Jr. Money Purchase
     Pension Plan f/b/o John A. Brabson, Jr. Does not include shares deferred under the Directors' Deferred Compensation and Stock Plan.

<F10>Does not include shares deferred under the Directors' Deferred
     Compensation and Stock Plan.

<F11>Consists of 45,000 shares underlying stock options that Mr. Carey has the right to acquire at an exercise price of $10.67 per share. Does not include shares deferred under the Directors' Deferred Compensation and Stock Plan.

<F12>Consists of 45,000 shares underlying stock options that Mrs. Fields-Rose has the right to acquire at an exercise price of $21.00 per share. Does not include shares deferred under the Directors' Deferred Compensation and Stock Plan.

<F13>Consists of 129,328 shares held by the Edward Leonard Flom Revocable
     Trust of which Mr. Flom is the grantor and sole trustee. Does not include shares deferred under the Directors' Deferred Compensation and Stock Plan.
<F14>Consists of 92,250, 12,000 and 6,000 shares underlying stock options that
     Ms. Schneid has the right to acquire at exercise prices of $.75, $17.47 and $15.00 per share, respectively. Does not include 117,000 shares underlying stock options that are not exercisable within 60 days of March 3, 1999.

<F15>Consists of 45,000 shares underlying stock options that Mr. Selmon has the right to acquire at an exercise price of $17.50 per share. Does not include shares deferred under the Directors' Deferred Compensation and Stock Plan.

<F16>Includes 15,000 shares underlying stock options that Mr. Wilt has the right to acquire at an exercise price of $15.00 per share. Does not include 30,000 shares underlying stock options that are not exercisable within 60 days of March 3, 1999. Does not include shares deferred under the Directors' Deferred Compensation and Stock Plan.

<F17>Based on a Schedule 13G filed by T. Rowe Price Associates, Inc., a
     Maryland corporation ("T. Rowe Price") with the Securities and Exchange
     Commission ("SEC") on February 10, 1999, reflecting beneficial ownership as of December 31, 1998. These shares are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments. T. Rowe Price has sole power to vote 794,568 of the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934 ("Exchange Act"), T. Rowe Price is deemed to be a beneficial owner of such shares; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such shares.

<F18>Based on a Schedule 13G filed by FMR Corp., a Massachusetts corporation, with the SEC on February 12, 1999, reflecting beneficial ownership as of December 31, 1998. Includes (i) 4,136,700 shares beneficially owned by
     Fidelity Management & Research Company ("Fidelity"), and (ii) 483,300 shares owned by Fidelity Management Trust Company ("FMTC"). Fidelity and
     FMTC are wholly-owned subsidiaries of FMR Corp. Fidelity is the beneficial owner of shares as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company
     Act of 1940 ("Fidelity Funds"). Edward C. Johnson, III, Chairman of FMR
     Corp., and FMR Corp., through their control of Fidelity and the Fidelity
     Funds each has sole power to dispose of the 4,136,700 shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson, III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds' Boards of Trustees. Edward C. Johnson, III, and FMR Corp., through their control of
     FMTC, have sole dispositive power over 322,200 shares and sole power to vote or direct the voting of 483,300 shares. Edward C. Johnson, III owns
     12.0% and Abigail Johnson owns 24.5% of the outstanding voting common stock of FMR Corp.

   The mailing address of the Company and of Messrs. Sullivan, Basham and Gannon is 550 North Reo Street, Suite 200, Tampa, Florida 33609. The address of MVP and SBG is 3111 South Valley View, Suite A-219, Las Vegas, Nevada 89102.
The address of T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland
21202. The address of FMR Corp. is 82 Devonshire Street, Boston,
Massachusetts 02109.

                         EXECUTIVE COMPENSATION

   The following table describes the compensation paid by the Company and its subsidiaries to the Chief Executive Officer and the Company's four other most highly compensated executive officers:

                       Summary Compensation Table

                                    Annual Compensation                   Long-Term Compensation
                                                                           Awards         Payouts
                                                                               Securities
                                                              Other              Under-
                                                             Annual  Restricted  lying            All Other
                                                             Compen-   Stock    Options/   LTIP   Compen-
                                         Salary    Bonus     sation   Award(s)   SARs     Payouts  sation
Name and Principal Position      Year      ($)     ($)<F1>     ($)       ($)      (#)      ($)       ($)
Chris T. Sullivan                1998   $410,000  $      0
   Chairman and Chief            1997   $400,000  $      0
   Executive Officer             1996   $280,000  $120,000

Robert D. Basham                 1998   $410,000  $      0
   President and Chief           1997   $400,000  $      0
   Operating Officer             1996   $280,000  $120,000

J. Timothy Gannon                1998   $305,000  $      0
   Senior Vice President         1997   $290,000  $      0
                                 1996   $220,000  $ 60,000

Paul E. Avery                    1998   $400,000  $651,273
   President of OSF              1997   $200,000  $379,213                     150,000(2)
                                 1996   $200,000  $280,400

Nancy Schneid                    1998   $198,957  $ 98,608
   Vice President-Marketing      1997   $168,000  $ 12,000                      30,000(2)
   of OSF                        1996   $160,000  $ 18,900


<F1>Bonus amounts paid in 1996 to Messrs. Sullivan, Basham and
   Gannon represent amounts paid under a quarterly bonus plan.
   This quarterly bonus plan was eliminated in 1997. Messrs.
   Sullivan, Basham, and Gannon are each entitled to receive an annual cash award based upon the Company meeting or exceeding specific targets for earnings. Bonus amounts paid in 1998 to Ms. Schneid represent amounts paid under the Company's
   Corporate Employee Bonus Plan and a discretionary bonus. Bonus amounts paid in 1998 to Mr. Avery represent amounts paid under the quarterly bonus plan established for him by the Compensation Committee and the Company's Corporate Employee
   Bonus Plan. See "Executive Compensation-Report by the
   Compensation Committee on Executive Compensation-Cash
   Incentives" for a discussion of these plans.

<F2>Securities underlying options/SARs reflect the Company's 3-for-2 stock split paid in the form of a stock dividend on March 2, 1999 to holders of record on February 16, 1999.

        Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Value Table

                                                       Number of
                                                       Securities                   Value of
                                                       Underlying                  Unexercised
                                                      Unexercised                 In-the-Money
                                                      Options/SARs               Options/SARs at
                   Shares Acquired Value              at FY-End (#)              FY-End ($)*
Name               on Exercise     Realized ($) Exercisable  Unexercisable  Exercisable  Unexercisable
Nancy Schneid<F2>   22,500         $501,924     114,750       48,000        $4,285,396   $1,148,052
Paul E. Avery<F3>   30,000         $735,400     256,830      270,000        $8,011,556   $6,387,880
_______________________
*Based on the average high and low sales prices of the Company's Common Stock on December 31, 1998 as quoted on the Nasdaq National Market System.

<F1> All share numbers in this table reflect the Company's 3-for-2 stock split paid in the form of a stock dividend on March 2, 1999 to the holders of record on February 16, 1999.

<F2> Of the 162,750 stock options held by Ms. Schneid as of December 31, 1998, (i) 102,750 were granted in May 1991, expire on May 3, 2001, and were exercisable in full as of
     December 31, 1998 at an exercise price of $0.75 per share, (ii) 30,000 were granted on
     July 1, 1994, expire on July 1, 2004, and are exercisable as follows at an exercise price of $17.47 per share: (a) 6,000 shares on or after July 1, 1997, (b) 6,000 shares on or after
     July 1, 1998, and (c) 18,000 shares on or after July 1, 1999, and (iii) 30,000 were granted on July 23, 1997, expire on July 23, 2007, and are exercisable as follows at an exercise price of $15.00 per share: (a) 6,000 shares on or after January 1, 1999, (b) 6,000 shares on or after January 1, 2000, and (c) 18,000 shares on or after January 1, 2001.

<F3> Of the 526,830 stock options held by Mr. Avery as of December 31, 1998, (i) 114,330 were granted in October 1990, expire on January 1, 2000, and were exercisable in full as of
     December 31, 1998 at an exercise price of $0.65 per share; (ii) 112,500 were granted in September 1993, expire on December 31, 2003, and were exercisable in full as of
     December 31, 1998 at an exercise price of $14.33 per share; (iii) 150,000 were granted on
     January 24, 1995, expire on January 25, 2005, and are exercisable as follows at an exercise price of $17.67 per share:  (a) 30,000 shares on or after January 25, 1998, (b) 30,000 shares on or after January 25, 1999, and (c) 90,000 shares on or after January 24, 2000; and
     (iv) 150,000 were granted on July 23, 1997, expire on July 23, 2007, and are exercisable as follows at an exercise price of $15.00 per share:  (a) 30,000 shares on or after
     January 1, 1999, (b) 30,000 shares on or after January 1, 2000, and (c) 90,000 shares on or after January 1, 2001.




                        Report by the Compensation Committee
                            on Executive Compensation

   The Company's executive compensation program is administered by the Compensation Committee of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company. A component of overall compensation is the granting of stock options. The
Compensation Committee consists of three directors whose names are listed at the end of this report, each of whom is a Non-Employee Director within the meaning of Rule 16b-3 under the Exchange Act.

   The Compensation Committee's primary objective with respect to executive compensation is to establish programs that attract and retain key managers and align their compensation with the Company's overall business strategies, values, and performance. To this end, the Compensation Committee established and the Board endorsed an executive compensation philosophy for 1998 that included the following considerations:

      * a "pay-for-performance" feature that differentiates compensation results based upon the Company's annual financial performance;

      * stock incentives, in certain cases, as a component of total compensation to closely align the interests of the Company's executives with the long-term interests of stockholders that facilitates retention of talented executives and encourages Company stock ownership and capital accumulation; and

      * emphasis on total compensation versus cash compensation, under which base salaries are generally set somewhat lower than competitive levels but that motivates and rewards Company executives with total compensation
  (including incentive programs) at or above competitive levels, if the financial performance of the Company meets or exceeds goals established for the year.

   For 1998, the Company's executive compensation program was comprised of the following primary components: (a) base salaries; (b) cash incentive opportunities; and (c) long-term incentive opportunities in the form of stock options. Each primary component of pay is discussed below.

   Base Salaries. The Compensation Committee generally attempts to set base salaries of executive officers at levels that are below "market" rates, as determined from information gathered by the Company from companies that are similar in size and in the same industry group as the Company and that were used by Dow Jones in compiling the Entertainment and Leisure-Restaurants
Index. Base salaries are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, individual experience, and competitive, inflationary, and internal equity considerations.
The base salary of Chris T. Sullivan, the Company's Chief Executive Officer, was increased from 1997 to 1998 from $400,000 to $410,000, based on such factors as the Company's profitability, cash flow and capital spending for the prior fiscal year, the aggregate number of new Outback Steakhouse(R) restaurants and new Carrabba's Italian Grill(R) restaurants opened during the prior fiscal year, increases in percentage of same store sales versus budget forecasts, and subjective considerations such as overall employee morale, succession planning, general personnel problems, and the Company's competitive position. The Compensation Committee believes that the executive salaries established by the Compensation Committee, including the salary paid to Mr. Sullivan, the Company's Chief Executive Officer, are less than the range of salaries paid by the companies surveyed.
   Cash Incentives. In 1998, Company executives were eligible to receive quarterly and/or annual cash bonus awards to focus attention on achieving key goals pursuant to the following bonus plans that are designed to provide competitive incentive pay only in the event such objectives are met or exceeded.

      Annual Cash Incentives for Messrs. Sullivan, Basham, and Gannon. Messrs.
Sullivan, Basham and Gannon were eligible to receive annual cash bonus awards based upon the Company meeting or exceeding specific targets for earnings as reflected in the Company's financial plan submitted by management and approved by the Compensation Committee and the Board based on a variety of factors, including viability of the target growth rate and amount of earnings appropriate to satisfy stockholder expectations. In the event the Company met or exceeded the after-tax earnings portion of the Company's financial plan for the year, in 1998 Messrs. Sullivan, Basham and Gannon would earn a bonus of 25% of each executive's base salary. Also, in such event, the Compensation
Committee would establish a bonus pool equal to 25% of the difference between the actual after-tax earnings and the financial plan target, less the aggregate annual bonus amounts previously paid to Messrs. Sullivan, Basham, Gannon, and Merritt, and would award this sum to Messrs. Sullivan, Basham, Gannon, and Merritt, pro rata, based on their respective base salaries. No annual cash bonuses for 1998 were awarded to the named executive officers, including
Mr. Sullivan.

      Annual Cash Incentives for Mr. Avery and Ms. Schneid. All executive officers other than Messrs. Sullivan, Basham and Gannon participate in the Company's Corporate Employee Bonus Plan, which bonus plan provides for a bonus based upon the percentage that the after-tax earnings of the Company meets or exceeds the after-tax earnings goal of the Company's annual financial plan, determined by dividing the Company's after-tax earnings for the year by the after-tax earnings reflected in the financial plan (the "Percentage of Plan
Achieved"). For fiscal 1998, the Percentage of Plan Achieved equaled 103.5% and eligible executive employees earned a bonus equal to 17.5% of their base salary.

      Quarterly Cash Incentives for Mr. Avery. The Compensation Committee believes that the success of restaurant operations is essential to the Company's success, and established a separate quarterly incentive program for Mr. Avery. In 1998, Mr. Avery was eligible to receive a quarterly bonus based upon the Company meeting its operational plan. If the operational plan for a specific quarter was met, Mr. Avery was entitled to earn a bonus of $150,000 for that calendar quarter, subject to a 1% adjustment for each 1% above or below the operational plan. In 1998, Mr. Avery earned quarterly bonuses aggregating $581,273 under this plan.

      Discretionary Bonus for Ms. Schnied. The Compensation Committee granted
Ms. Schneid a special discretionary bonus in the amount of $63,791 to reward her exceptional individual performance in 1998 and during her long tenure with the Company.

   Long-Term Stock Incentives. The Company's Amended and Restated Stock Option
Plan (the "Stock Option Plan") provides for the issuance of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options, for federal income tax purposes, to officers and other employees of the Company. The Stock Option Plan was originally adopted by the Board and stockholders in 1992. Grants to executives under the Company's
Stock Option Plan are designed to align a portion of the executive compensation package with the long-term interests of the Company's stockholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.
   Grants of stock options generally are limited to officers (other than Messrs. Sullivan, Basham, and Gannon), managing partners of Company restaurants, and other key employees and managers of the Company or its subsidiaries who are in a position to contribute substantially to the growth and success of the Company and its subsidiaries. Stock options are designed to reward exceptional performance with a long-term benefit, facilitate stock ownership, and deter recruitment of key Company personnel by competitors and others. In evaluating annual compensation of executive officers (other than Messrs.
Sullivan, Basham, and Gannon), the Compensation Committee takes into consideration stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of Company managers with the long-term interests of stockholders. In granting stock options to executive officers, the Compensation Committee has considered the number and size of stock options already held by an executive officer when determining the size of stock option awards to be made to the officer in a given fiscal year. The terms of stock options are established by the Compensation Committee.

   No executive officer of the Company was granted stock options in 1998. As of March 3, 1999, the named executive officers appearing in the Summary
Compensation Table held stock or the right to acquire stock representing
16.79% of the Company's outstanding Common Stock, assuming all outstanding options exercisable within 60 days of March 3, 1999 held by executive officers are exercised. Neither Mr. Sullivan, Mr. Basham, nor Mr. Gannon, the Company's founders, have been granted options to acquire shares of the Company's Common Stock.

   Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year
(the "Dollar Limitation"). A covered employee is any employee who appears in the Summary Compensation Table who is also employed by the Company on the last day of the Company's calendar year. The Compensation Committee may consider alternatives to its existing compensation programs in the future with respect to qualifying executive compensation for deductibility.

   The Company generally is entitled to a tax deduction upon an employee's exercise of nonqualified options in an amount equal to the excess of the value of the shares over the exercise price. Such deduction is considered compensation for purposes of the Dollar Limitation with respect to options having an exercise price less than fair market value at the date of grant.
As of January 1, 1998, Mr. Avery had 144,330 stock options that expire on January 1, 2000. Mr. Avery exceeded the Dollar Limitation for the year
1998 as a result of bonuses from the Company meeting its operational plan and Percentage of Plan Achieved, as described above, and his exercise of 30,000 stock options. Deductibility of compensation in future years to Mr. Avery and Ms. Schneid may be affected by the Dollar Limitation if they remain covered employees and they exercise certain of their options in amounts that would result in compensation to them exceeding the Dollar Limitation in any year.
Deductibility of compensation in future years to Mr. Merritt may be affected by the Dollar Limitation if he becomes a covered employee, and he exercises certain of his options in amounts that would result in compensation to him exceeding the Dollar Limitation in any year. As of December 31, 1998, Mr. Merritt held options to acquire 451,309 shares of the Company's Common
Stock with a value of $15,940,212. Mr. Merritt's options expire as follows:
338,809 on January 1, 2000 and 112,500 on April 5, 2005. Mr. Avery held options to acquire 526,830 shares of the Company's Common Stock with a value of $14,399,436. Mr. Avery's options expire as follows: 114,330 on January 1, 2000; 112,500 on December 31, 2003; 150,000 on January 24, 2005;
and 150,000 on July 23, 2007. Ms. Schneid held options to acquire 114,750 shares of the Company's Common Stock with a value of $4,572,099. Ms. Schneid's options expire as follows: 102,750 on May 3, 2001; 30,000 on
July 1, 2004; and 30,000 on July 23, 2007. Messrs. Merritt and Avery have each agreed to cooperate with the Company in exercising their options so as to minimize any loss of deductibility due to the Dollar Limitation.

   Conclusion. As described above, the Company's executive compensation program is designed to provide a link between total compensation and the Company's performance and long-term stock price appreciation consistent with the compensation philosophies set forth above. This program has been established since the Company's inception, and has been a significant factor in the Company's growth and profitability and the resulting gains achieved by the Company's stockholders.

                          Compensation Committee

                            Charles H. Bridges
                              Edward L. Flom
                         Lee Roy Selmon, Chairman

         Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consists of Charles H. Bridges,
Lee Roy Selmon, and Edward L. Flom, none of whom is or was an officer or employee of the Company or any of its subsidiaries. Mr. Selmon serves as Chairman of the Compensation Committee.

                           Directors' Compensation

   Directors of the Company who are not employees of the Company receive fees of $15,000 per year, $1,000 per Board meeting attended, and $500 per committee meeting attended, plus the expenses of attending meetings. In July 1997, the Board adopted the Outback Steakhouse, Inc. Directors' Deferred Compensation and Stock Plan ("Stock Plan"). Under the terms of the Stock Plan, directors who are not employees of the Company are required to receive 50% of their total fees in Common Stock of the Company and may choose to receive the remaining 50% in cash and/or shares of Common Stock in the Company. The receipt of any portion in shares of Common Stock of the Company may be deferred for a period of time, as determined by each director. In 1998, Messrs. Bridges, Carey and Selmon each received $10,000 in cash and $10,000 in Common Stock;
Mr. Wilt received $9,000 in cash and $9,000 in Common Stock; and Mr. Brabson and Mrs. Fields-Rose each received $9,500 cash and $9,500 in Common Stock.
Mr. Flom elected to receive his fees, in the amount of $20,000, all in Common
Stock. All of the fees taken in the form of Common Stock have been deferred.

   Generally, upon election to the Board, each director who is not an executive officer is granted a one-time stock option to acquire 45,000 shares of Common Stock. The exercise price for such shares is equal to the closing sale price of the Common Stock as reported on the Nasdaq National Market
System on the date of grant. Options granted to directors generally are granted upon the same terms and conditions as options granted to executive officers and key employees.

           EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                 AND CHANGE-IN-CONTROL ARRANGEMENTS

   In October 1995, the Company entered into an extension of the term of the Employment Agreement with Mr. Avery, extending the term of his employment for an additional five-year period. The Employment Agreement restricts the ability of Mr. Avery to compete with the Company for a period of two years following termination of his employment.

   Effective February 29, 1996, the Company and each of Chris T. Sullivan,
Robert D. Basham, and J. Timothy Gannon, all of whom are executive officers, directors, and founders of the Company (individually, an "Executive"), entered into Stock Redemption Agreements (each an "Agreement"). Under the terms of each Agreement, following the Executive's death the Personal Representative of the Executive will have the right to require the Company to purchase up to $30 million worth of Common Stock beneficially owned by the Executive at the date of death, for a per share price equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company's Common Stock as quoted on the Nasdaq National Market System or the principal exchange on which the Company's Common Stock is then traded for 30 consecutive trading days ending on the business day before the Executive's death. In the event, however, that the Executive's death results (i) from an illness that was diagnosed or an accident that occurred within one year of the Executive's death, and (ii) the accident or illness was publicly disclosed, then the per share purchase price will be equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company's Common Stock as quoted on the Nasdaq National Market System or the principal exchange on which the Company's Common Stock is then traded for 30 consecutive trading days ending on the business day before the date of public disclosure of the accident or illness. The maximum dollar amount of Common Stock that the Company is obligated to purchase from the estate of the Executive is $30,000,000. The Company's obligation to purchase Common Stock beneficially owned by a deceased Executive is funded by an insurance policy on the life of the Executive owned by the Company providing a death benefit of $30,000,000. The Agreements will remain in place for so long as the Board of Directors deems appropriate.

   As of March 3, 1999, Messrs. Sullivan, Basham, and Gannon beneficially owned an aggregate of 12,142,912 shares of the Company's Common Stock with a value of approximately $393,123,539 based on the closing sale price of the Company's Common Stock on that date as quoted on the Nasdaq National Market
System. These share numbers reflect the Company's 3-for-2 stock split paid in the form of a stock dividend on March 2, 1999 to the holders of record on February 16, 1999.
                       PERFORMANCE GRAPH

   The following line graph compares the Company's cumulative total stockholder return with the cumulative total stockholder return of the Dow
Jones Equity Market Index, the Dow Jones Entertainment and Leisure Index, and the Dow Jones Restaurants Index for the last five full fiscal years of the Company ended December 31, 1998:

[Note: A line graph appears here depicting the data in the following table.]



                                 1993    1994    1995   1996   1997   1998
OUTBACK STEAKHOUSE INC.           100      92     140    105    112    156
DOW JONES EQUITY MARKET           100     101     139    172    229    294
DOW JONES ENTERTAINMENT & LEISURE 100      91     121    132    162    214
DOW JONES RESTAURANTS             100      95     136    139    143    217


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Robert D. Basham, a Director, President and Chief Operating Officer of the Company, together with J. Timothy Gannon, a Director and Senior Vice
President of the Company, own all of the outstanding common stock of Walkabout Air, Inc., a Florida corporation ("Walkabout"), and serve as its only directors and officers. Walkabout provides jet charter services to the Company. For the year ended December 31, 1998, the Company paid Walkabout an aggregate of $90,018 for charter services. The Company believes that the services provided by Walkabout are comparable to services provided by other jet charter services, and that the payments made to Walkabout represent less than the Company would have paid for comparable services from other jet charter services.
   On December 23, 1998, Boomerang Air, Inc., a wholly owned subsidiary of
OSF, purchased a 1976 Sabreliner 80 aircraft (the "Aircraft") from Walkabout
Air, Inc. Messrs. Basham and Gannon owned all of the outstanding common stock of Walkabout Air, Inc. at the time of the transfer and served as its only directors and officers. The purchase price paid by Boomerang for the Aircraft was $1,350,000. The value of the Aircraft was established by the Board after obtaining two appraisals estimating the value at $1,300,000 and $1,410,000, respectively. Boomerang initially purchased the Aircraft on December 8, 1997 for $1,125,000.

   In 1998, OSF paid to Tampa Bay Devil Rays, Ltd., the owners of the Tampa
Bay Devil Rays National League Baseball Franchise, the aggregate amount of
$350,000 to lease four signs for advertising pursuant to a contract entered into on September 9, 1996 that extends through 2002. The amounts to be paid to Tampa Bay Devil Rays, Ltd., under the contract for future years is:
$360,500 for 1999, $371,315 for 2000, $382,454 for 2001, and $393,928 for 2002.

   On February 20, 1995, OSF entered into a Private Suite License Agreement with Tampa Bay Devil Rays, Ltd., for a private suite at Tropicana Field located in St. Petersburg, Florida, commencing on March 31, 1998, and ending on December 31, 2007. The license fee is $100,000 per year.

   Mr. Sullivan, through his corporation Out of the Park, Inc., and Mr. Basham, through his corporation Touch 'Em All, Inc., each own a percentage of Tampa
Bay Devil Rays, Ltd., as general partners. Messrs. Sullivan and Basham own all of the outstanding common stock of their respective corporations and serve as their only directors and officers.

                             PROPOSAL ONE

                   Proposed Amendments to the Company's
                  Amended and Restated Stock Option Plan

   The Board has approved an amendment (the "Amendment") to the Company's
Amended and Restated Stock Option Plan (the "Stock Option Plan") to increase the number of shares for which options may be granted under the Stock Option
Plan by 7,500,000, or from 15,000,000 to 22,500,000 and to change the maximum number of shares of Common Stock for which options may be granted to any one individual from 900,000 over the term of the plan to 900,000 per year.
All share numbers reflect the Company's 3-for-2 stock split paid in the form of a stock dividend on March 2, 1999 to holders of record on February 16, 1999.

   The Amendment does not change the Stock Option Plan in any other manner. A copy of the Stock Option Plan, as amended, is attached as Exhibit A and the description of the Stock Option Plan is qualified in its entirety by reference to Exhibit A.

   The Board believes the increase in the number of shares for which options may be granted under the Stock Option Plan is necessary to have sufficient options available (i) for regular one-time grants of options to managing partners of Company restaurants at the start of their five-year term of employment; (ii) for grants of options to managing partners of Company restaurants who complete their five-year term of employment and who extend their employment for an additional five-year term; and (iii) for grants of options to officers and other key employees as determined by the Compensation Committee.
   In order for options granted under the Stock Option Plan to qualify as "performance-based compensation" under Section 162(m) of the Code, the Stock
Option Plan is required to have a limit on the number of shares for which options may be granted to any one individual. The Stock Option Plan currently provides that the maximum number of shares of Common Stock for which options may be granted to any one individual during the term of the Stock Option Plan is 900,000. The Board believes that this limitation is too restrictive and has approved an amendment to the Stock Option Plan that provides that the maximum number of shares for which options may be granted to any one individual is 900,000 per year.

   Although stockholder approval of the Amendment is not required under Delaware law, such approval is required: under the terms of the Stock Option
Plan; by the rules and regulations of Nasdaq National Market System; and under the Internal Revenue Code of 1986, as amended, to allow certain options granted under the Stock Option Plan to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, and permit options granted under the Stock Option Plan to qualify as "performance based compensation" for purposes of Section 162(m) of the Code.

   The Compensation Committee (the "Committee") of the Board administers the
Stock Option Plan. Incentive and nonqualified stock options may be granted under the Stock Option Plan at any time until the expiration of the Stock
Option Plan on May 1, 2001. The maximum number of options that may be granted pursuant to the Stock Option Plan, as amended, is 22,500,000, and the maximum number of options that may be granted to any one individual is 900,000 per year, in each case subject to adjustment for stock dividends, stock splits and certain other changes in the Company's capitalization.

   Options have been in the past and the Company anticipates that in the future options will be granted to certain officers, directors, and other key employees of the Company or its subsidiaries who are in a position to contribute substantially to the growth and success of the Company and its subsidiaries. As of December 31, 1998, options to purchase approximately
13,073,205 shares had been granted under the Stock Option Plan, 3,843,120 of which have been exercised and 1,996,342 of which were currently exercisable. These share numbers reflect the Company's 3-for-2 stock split paid in the form of a stock dividend on March 2, 1999 to holders of record on February 16, 1999. As of December 31, 1998, three executive officers,
12 non-executive officers, seven outside directors, and 578 current and former employees have been granted options under the Stock Option Plan. Any shares not purchased under an option that has terminated or lapsed may be used for the further grant of options under the Stock Option Plan.

   Incentive stock options granted under the Stock Option Plan may not be exercised more than ten years after the date of grant (or five years in the case of an option granted to an individual who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the optionee's employer corporation and its parent or subsidiary corporations
(a "10% Owner")). Nonqualified stock options granted under the Stock Option
Plan may be exercised within such time period as the Committee determines at the time of grant. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The Stock Option Plan provides that the option price in the case of incentive stock options shall be not less than 100% of the fair market value of the Company's Common Stock at the time the option is granted or 110% of such fair market value in the case of an option granted to a 10% Owner. In the case of nonqualified stock options the option price may be less than the fair market value of the Company's Common Stock on the
date of grant. The purchase price must be paid in full by the optionee at the time of exercise in either cash or Common Stock.

   No cash consideration will be received by the Company for granting options under the Stock Option Plan. Options will be granted in consideration of the services rendered or to be rendered to the Company by the employees receiving the options.

   With respect to nonqualified stock options granted with an exercise price not less than fair market value, in general, for federal income tax purposes under present law:

   (i) The grant of a nonqualified stock option, by itself, will not result in income to the optionee.

   (ii) Except as provided in (v) below, the exercise of a nonqualified stock option (in whole or in part, according to its terms) will result in ordinary income to the optionee at the time in an amount equal to the excess (if any) of the fair market value of the stock on the date of exercise over the option price.

   (iii) The tax basis of the stock acquired upon exercise of a nonqualified stock option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such stock, will be the fair market value of the shares on the date of exercise.

   (iv) No deduction will be allowable to the Company upon the grant of a nonqualified stock option, but, subject to Section 162(m) of the Code, upon exercise of a nonqualified stock option, a deduction will be allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such option if the Company satisfies appropriate federal withholding or reporting requirements.

   (v) With respect to the exercise of a nonqualified stock option and the payment of the option price by the delivery of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the optionee in the shares received will include his holding period in the shares surrendered.
To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such excess shares will be such fair market value, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

   With respect to incentive stock options, in general, for federal income tax purposes under present law:

   (i) Neither the grant nor the exercise of an incentive stock option, by itself, will result in income to the optionee; however, under Section 57 of the Code, the excess of the fair market value of the stock at the time of exercise over the option price is an item of tax preference (unless there is a disposition of the shares acquired upon exercise of an incentive stock option in the taxable year of exercise) that may, under certain circumstances, result in an alternative minimum tax liability to the optionee under
Section 55 of the Code.
   (ii) Except as provided in (v) below, if the shares acquired upon exercise of an incentive stock option are disposed of in a taxable transaction after the later of two years from the date on which the option is granted or one year from the date on which such shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the option price and the amount realized by the optionee.

   (iii) If the shares acquired upon exercise of an incentive stock option are disposed of within the two-year period for the date of grant or the one-year period after the transfer of the shares to the optionee:

         (a) Ordinary income will be realized by the optionee at the time of such disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the option price.

        (b) Short-term or long-term capital gain will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

        (c) Short-term or long-term capital loss will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

   (iv) No deduction will be allowed to the Company with respect to incentive stock options granted or shares transferred upon exercise of stock options, except that if a disposition is made by the optionee within the two-year period or the one-year period referred to above, the Company will be entitled to a deduction, subject to Section 162(m) of the Code, in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition provided the Company satisfies appropriate withholding or reporting requirements.

   (v) With respect to the exercise of an incentive stock option and the payment of the option price by the delivery of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at the time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered and the holding period (except for purposes of the one-year period referred to above) of the optionee in shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionee at that time, such excess shares will be considered incentive stock option stock with a zero basis and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in the realization of ordinary income by the optionee at that time in the amount of the excess, if any, of the fair market value on the date of exercise of the shares surrendered over the exercise price of such shares. If any of the shares received are disposed of within one year after the shares are transferred to the optionee, the optionee will be treated as first disposing of the shares with a zero basis.
   The Board may at any time amend the Stock Option Plan or any part of the Stock Option Plan as it shall deem advisable. However, no amendment may be made in any option then outstanding under the Stock Option Plan that would impair the rights of the optionee without the consent of such optionee.

   The affirmative vote of a majority of the Common Stock voting on this proposal is required for approval. Abstentions and broker non-votes are not counted as voting.

   The Board recommends that the stockholders vote FOR this proposal to amend the Amended and Restated Stock Option Plan.

                  SELECTION OF INDEPENDENT AUDITORS

   On December 18, 1998, the Company informed representatives of
Deloitte & Touche LLP, the Company's previous independent accountants, that their firm would no longer be engaged as the principal accountant to audit the Company's financial statements for the fiscal year ending December 31, 1998 and terminated the relationship effective December 18, 1998. Deloitte & Touche's reports on the financial statements for the past two fiscal years did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by the Company's Audit Committee of the Board of Directors. In connection with its audits for the fiscal years ended December 31, 1996 and 1997 and during the subsequent interim periods, there have been no disagreements with Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the Company's two most recent fiscal years and during the subsequent interim periods, no "reportable events" (as described in item 304(a)(1)(v) of Regulation S-K) have occurred.

   The Company engaged PricewaterhouseCoopers as its new independent accountants effective December 18, 1998. During the most recent fiscal year and through December 18, 1998, the Company has not consulted with PricewaterhouseCoopers concerning its financial statements, including the following items: an audit of the Company's financial statements as the principal accountant, an audit of a significant subsidiary as an independent accountant, the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements or any matter that concerned a disagreement or "reportable event" with the previous independent accountants.

   At the meeting of the Board of the Company held on January 27, 1999, the Board selected PricewaterhouseCoopers LLP to serve as the independent auditors for the Company and its subsidiaries for the year ended
December 31, 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders. Representatives of Deloitte & Touche LLP will not be present at the meeting.

                       STOCKHOLDER PROPOSALS

   Any stockholder who intends to present a proposal at the 1999 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than November 26, 1999. The
Company will not be
required to include in its proxy statement or form of proxy a stockholder proposal that is received after that date or that otherwise fails to meet requirements for stockholder proposals established by regulations of the SEC.

                          OTHER MATTERS

   The solicitation of proxies is made by the Board on behalf of the Company.
The Company has also engaged Corporate Investor Communications, Inc., to solicit proxies on behalf of the Company for a fee of $6,000. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by internet, telephone, telegraph or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

   If the enclosed proxy is executed and returned, the shares represented by the proxy will be voted in accordance with any specifications made by the stockholder. In the absence of any such specification, they will be voted to elect the four directors as set forth under "Election of Directors" above and FOR Proposal ONE. Pursuant to applicable law, broker nonvotes and abstaining votes will not be counted in favor of or against the election of any nominee for director or any proposal presented at the meeting.

   Your presence at the meeting will not operate to revoke your proxy. You may revoke your proxy at any time if it has not been exercised by giving written notice to the Company.

   If any other matters shall come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any other matters that will be presented for action at the meeting.

                                 By Order of the Board of Directors




March 19, 1999                   JOSEPH J. KADOW
                                 Secretary

                             20

                          EXHIBIT A


                    OUTBACK STEAKHOUSE, INC.

             AMENDED AND RESTATED STOCK OPTION PLAN

   1. Purpose. The purpose of this Stock Option Plan ("Plan") is to provide long-term incentives to key employees and members of the board of directors ("Directors") of OUTBACK STEAKHOUSE, INC., a Delaware corporation (the "Corporation"), its subsidiaries and affiliated partnerships; to compensate existing key employees and Directors for their efforts on behalf of the Corporation and its subsidiaries; to assist in retaining people of ability and initiative in professional, management and other key positions; and to induce such key employees to refrain from competing with the Corporation and its subsidiaries. These purposes are intended to be achieved, in part, through the grant of stock options ("Options"), some of which are intended to qualify as "Incentive Stock Options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended
(the "Code"). In the event and to the extent that in connection with the grant of Options intended to qualify as such "Incentive
Stock Options" this Plan shall not conform with a pertinent mandatory requirement under Section 422 or any related Treasury
Regulation, then this Plan shall be deemed to have incorporated such a mandatory provision and shall be construed accordingly, notwithstanding any other provision contained in this Plan to the contrary.

   2. Administration of the Plan. The Plan shall be administered by a committee of the board of directors of the Corporation (the
"Board") or, at the Board's election, by the full Board (such committee or the Board, if it administers the Plan, the "Committee"). Any Committee designated by the Board to administer the Plan shall consist of two or more members. The
Committee shall be composed of such members and shall be operated in a manner that will permit Options granted under the Plan to be exempt from the short-swing profit provisions of
Section 16(b) of the Securities Exchange Act of 1934 and the rules promulgated by the Securities and Exchange Commission thereunder.

   The Committee shall have full power to interpret and administer the Plan and full authority to select the eligible individuals to whom Options will be granted and to determine the type and amount of Options to be granted to each participant, the terms and conditions of Options granted under the Plan and the terms and conditions of the agreements which will be entered into with participants.

   The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any agreements relating thereto); to direct employees of the Corporation or other advisors to prepare such materials or perform such analysis as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

   Any interpretation or administration of the Plan by the Committee, and all actions of the Committee, shall be final, binding and conclusive on the Corporation, its stockholders, subsidiaries, and all participants in the Plan, their respective legal representatives, successors and assigns, and upon all persons claiming under it through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

   3. Shares Subject to this Plan. The total number of shares which may be issued and sold upon exercise of Options granted pursuant to this Plan shall not exceed 22,500,000 shares of the Corporation's Common Stock,

$.01 par value ("Common Stock"), except to the extent of adjustments authorized by Paragraph 7 of this Plan. The maximum number of shares of Common Stock for which options may be granted to any one individual under the Plan during its term is 900,000 per year, except to the extent of adjustments authorized by Paragraph 7 of this Plan. Such Common Stock may be treasury shares or authorized but unissued shares or a combination of the foregoing. If an Option granted under this Plan shall expire or terminate for any reason other than its exercise, the shares subject to, but not delivered under, such Option shall be available for the grant of other Options to the same employee or other employees. The Committee will maintain records showing the cumulative total of number of shares of Common Stock subject to Options outstanding under the Plan.

   4. Eligibility. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Options to Directors, officers and to other key salaried employees of the Corporation or any of its subsidiaries or affiliated partnerships (each an "Optionee") to purchase from the Corporation shares of Common Stock and may fix the number of shares to be covered by such Option. Successive Options may be granted to the same person whether or not the Option or Options first granted to such person remain unexercised.

   Options granted under the Plan may be (i) options which are intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options"); (ii) options which are not intended to qualify under Section 422 of the Code; or (iii) both of the foregoing if granted separately, not in tandem. No option granted under the Plan shall be an Incentive Stock Option unless the stock option agreement evidencing such option specifically states that the option is intended to be an Incentive Stock Option.

   5. Term of Option and Transferability. The term of each Option granted under the Plan shall be established by the Committee, but the term of Incentive Stock Options shall not exceed ten years from the date of grant; provided, however, that in the case of an Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporations at the time an Option which is intended to qualify as an Inventive Stock Option is granted, the term of such Option shall not exceed five years from the date of grant. No Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution. Options shall be exercisable during the Optionee's lifetime only by the Optionee or by his or her legal guardian or legal representative.

   6. Option Price and Payment. The Option price (which may be less than fair market value) shall be established by the Committee, provided that in the case of an Option intended to qualify as an Incentive Stock Option the Option price shall be not less than the fair market value of the shares covered by the Option at the time the Option is granted (110% of such fair market value in the case of an Option intended to qualify as an Incentive Stock Option granted to an individual who, at the time the Option is granted, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation, its parent or any of its subsidiaries). If Common
Stock of the same class as the stock subject to Incentive Stock
Options granted or to be granted hereunder are at any time traded on a national securities exchange, the term "fair market value" shall mean (i) the mean between the highest and lowest selling prices reported by the consolidated stock exchange network for such stock on the date as of which the determination is to be made; or (ii) if there are no sales of such Common
Stock reported by the consolidated stock exchange network on such date, the mean between the highest and lowest reported selling prices on the consolidated stock exchange network on the nearest trading date before such date and on which there were such sales. If such shares of Common Stock are at any time traded only otherwise than on a national securities exchange, the term "fair market value" shall mean the mean between
the bid and asked prices of the stock as reported by such sources as shall be, in the judgment of the Committee, appropriate evidence of such prices or, if quoted on NASDAQ, the mean between NASDAQ high and low selling prices, as of the close of business on the date for which a determination is being made. If there shall be no trading in such Common Stock at any time, then the term "fair market value" means the value per share of stock as determined by the Committee upon consideration of such financial and market data as the Committee may deem necessary and appropriate. The
Option price shall be payable (i) in cash, (ii) by check acceptable to the Corporation, (iii) by delivery of Common Stock of the sale class of stock subject to the Option, or (iv) a combination of the above so that the sum of the fair market value of any such cash, check or Common Stock equals the Option price.

   7. Adjustments. The Committee shall make or provide for such adjustments in the Option price and in the number or kind of shares of Common Stock or other securities covered by outstanding Options as the Committee in its sole discretion, exercised in good faith, may determine are equitably required to prevent dilution or enlargement of the rights of Optionees that would otherwise result from (i) any share dividend, share split, combination of shares, issuance of rights or warrants to purchase shares, recapitalization or other change in the capital structure of the Corporation; (ii) any merger, consolidation, separation, reorganization or partial or complete liquidation;
or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. The Committee shall not have the power to reduce the Option price for outstanding
Options except in the case of transactions described in the preceding sentence. The Committee shall also make or provide for such adjustments in the number or kind of shares of Common Stock which may be sold under this Plan as the Committee in its sole discretion, exercised in good faith, may determine are appropriate to reflect any transaction or event described in this Section.

   8. Other Terms. Each grant of Options hereunder shall be evidenced by a stock option agreement. Each stock option agreement shall contain provisions established by the Committee setting forth the manner of exercise of such Option, whether the Option granted is intended to qualify or not to qualify as an Incentive Stock Option and such other terms and conditions not inconsistent herewith as shall be approved by the Committee.

   9. Cancellation. The Committee may, with the concurrence of the affected Optionee, cancel any Option granted under this Plan. In the event of any such cancellation, the Committee may authorize the granting of new Options (which may or may not cover the same number of shares which had been subject to any prior Option) in such manner, at such Option price and subject to the same terms and conditions as would have been applicable had the cancelled Options not been granted.

   10. Amendment. This Plan may be amended from time to time by the Board but, without further approval by the stockholders of the Corporation, no such amendment shall (i) increase the aggregate number of shares of Common Stock that may be issued and sold under this Plan (except to the extent authorized by Paragraph 7), (ii) change the designation in Paragraph 4 of the class of employees eligible to receive Options, or (iii) materially increase the benefits accruing to Optionees.

   11. Time of Granting Options. The date of grant of an Option under this Plan shall, for all purposes, be the date on which the Committee makes the determination to grant such Option.
Notice of the determination shall be given to each employee to whom an Option is so granted within a reasonable time after the date of such grant.
   12. Termination of Plan. This Plan shall be terminated and no further Options shall be granted hereunder as of the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board or (ii) the date this Plan is approved by the Corporation's stockholders.

   13. General Provisions. Neither the adoption of this Plan nor its operation, nor any document describing or referring to this Plan or any part thereof, shall confer upon any Optionee any right to continue in the employ of the Corporation or any parent or subsidiary corporation, or shall in any way affect the right and power of the Corporation or any parent or subsidiary corporation to terminate the employment of any Optionee under the Plan at any time with or without assigning a reason therefor, to the same extent as the Corporation might have done if the Plan had not been adopted.

   14. Compliance with Law and Approval of Regulatory Body. No
Option shall be exercisable and no stock will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations, including, without limitation, compliance with applicable withholding tax requirements, if any, and the rules of all domestic stock exchanges on which the Corporation may be listed. Any stock certificates issued to evidence stock as to which an Option is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.
No Option shall be exercisable, and no stock will be delivered under this Plan, until the Corporation has obtained such consent or approval from the regulatory body, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

   In the case of the exercise of an Option by a person or estate acquiring the right to exercise such Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of such Option and may require such consents and releases of taxing authorities as the Committee may deem advisable.
                              A-4